MILLENNIUM

                SAVINGS & INVESTMENT PLAN

   (As restated to include amendments through August, 2001)



          MILLENNIUM SAVINGS & INVESTMENT PLAN



                       ARTICLE I

                      Definitions

     As used herein, unless otherwise defined or required by the context, the following words and phrases shall have the meanings indicated. Some of the words and phrases used in the plan are not defined in this Article I, but, for convenience are defined as they are introduced into the text.

     1.1 "Account" means a Member's Employee
Contributions Account, Compensation Deferral
Contributions Account, Rollover Contribution Account,
Employer Matching Contributions Account,  Prior
Balances Account (formerly the ESOP Account) and Prior
Plan Account, as the context requires.

     1.2 "Affiliate" means any company which is related to the Employer as a member of a controlled group of corporations in accordance with Section 414(b) of the Code, as a trade or business under common control in accordance with Section 414(c) of the Code or members of an affiliated service group as defined under Section
414(m) of the Code.

     1.3 "Appropriate Notice" means communication through the Telephone Service or other method that may be prescribed by the Committee from time to time to convey information for a particular purpose.

     1.4 "Beneficiary" means the person or persons designated by the Plan or by a Member under Section 2.4
(Beneficiary Designation) to receive benefits payable under the Plan as a result of the Member's death.

     1.5 "Board" or "Board of Directors" means the Board of Directors of Millennium America Holdings Inc.

     1.6 "Code" means the Internal Revenue Code of
1986, as amended from time to time and references to sections thereof shall be deemed to include any such sections as amended, modified or renumbered.

     1.7 "Committee" means the Benefits Administration
Committee appointed in accordance with Section 11.3
(Appointment of Committee).

     1.8 "Company" means the corporation that owns 100% of the capital stock of the Employer or any person, firm, corporation or partnership which may succeed to its business.

     1.9 "Compensation" means with respect to a Plan
Year, the sum of the amount reported by the Employer to the Internal Revenue Service on Form W-2 as the
Member's compensation for such calendar year, the amount of any Compensation Deferral Contributions made on such Member's behalf to the Plan, and the amount, if any, contributed to a cafeteria plan that is excluded from gross income pursuant to Section 125 of the Code;
but exclusive of termination or severance pay, prizes, awards, grievance settlements, overseas cost of living allowances, relocation allowances, mortgage assistance, executive perquisites, stock options, and such other extraordinary items or remuneration as the Committee shall determine from time to time pursuant to such uniform and nondiscriminatory rules as it shall adopt.
The Compensation of each Employee taken into account under the Plan for any Plan Year shall not exceed
$160,000 ($170,000 after December 31, 1999) as
thereafter adjusted for inflation in accordance with
Section 401(a)(17)(B)of the Code.

     1.10 "Compensation Deferral Contributions" means contributions made by the Employer pursuant to an election by the Member to reduce the cash compensation otherwise currently payable to such Member by an equivalent amount, in accordance with the provisions of
Section 3.1 (Compensation Deferral Contributions).

     1.11  "Compensation Deferral Contributions
Account" means the separate account maintained for a Member to record such Member's share of the Trust Fund attributable to Compensation Deferral Contributions made on such Member's behalf to the Plan or equivalent contributions made to a Prior Plan.

     1.12 "Effective Date" means January 1, 1994, the effective date of the Plan as amended and restated.

     1.13 "Eligible Employee" means an Employee who is employed on a full-time basis or who has worked 1000
Hours of Service during a consecutive twelve-month period; excluding, however, an individual who is covered by a collective bargaining agreement between the Employer and any union unless participation by such employee in the Plan has been agreed to by the parties to such agreement.

     1.14 "Employee" means a person (but not including a person acting only as a director) who is employed by the Employer. Leased Employees shall also be treated as Employees for purposes of this Plan unless: (i) such Leased Employees are covered by a Plan described in Code Section 414(n)(5) and (ii) such Leased Employees constitute less than Twenty Percent (20%) of the Employer's non-highly compensated workforce as defined in Code Section 414(n)(5)(C).

     1.15 "Employee Contributions Account" means the separate account maintained for a Member to record such Member's share of the Trust Fund attributable to previously permitted after-tax contributions by the Member to the Plan.

     1.16  "Employer" means Millennium America Holdings
Inc. and any subsidiary authorized by the Board of Directors to participate in the Plan, including, but not limited to, Millennium Chemicals Inc., Millennium
Petrochemicals Inc., Millennium Inorganic Chemicals
Inc. and Millennium Specialty Chemicals Inc.

     1.17  "Employer Matching Contributions" means the
Employer matching contributions made to the Trust Fund pursuant to Article V (Employer Matching
Contributions).

     1.18 "Employer Matching Contributions Account" means the separate Account maintained for a Member to record such Member's share of the Trust Fund attributable to Employer Matching Contributions made on such Member's behalf.

     1.19  "Employer Securities" means

           (a) For the purposes of any investment to be made in the Company Stock Fund, the common stock of Millennium Chemicals Inc., a Delaware
     Corporation., and

           (b) For the purposes of determining a Member's eligibility to exclude net unrealized appreciation in respect of certain lump sum distributions from the Company Stock Fund:

                 (i)  securities designated as Employee
               Securities issued by a sponsor of the
               Plan or a parent or subsidiary of the
               Plan sponsor that have been designated
               as employee securities, and

                 (ii) shares distributed to holders of
               Employer Securities described in either
               of paragraph (a) or this paragraph (b)
               as a dividend or in a corporate
               reorganization.

      Any Employer Securities described in paragraph
(b) held in a Member's Account may be sold at the direction of the Member and the proceeds reinvested in any Core Fund. Employer Securities described in paragraph (a) which are purchased with the proceeds of sale of Employer Securities described in paragraph (b), whether or not first invested in an interim investment in any other Core Fund, shall be deemed to be, and subject to the same restrictions as, Employer
Securities purchased with Employer Matching funds.

     If, in the judgment of the Plan Administrator, any of the Employer Securities described in paragraphs (a) or (b) are deemed to be no longer a prudent investment, the investment in such Employer Securities held in the Company Stock Fund may be liquidated in whole or in part at any time.

     1.20  "ERISA" means Public Law No. 93-406, the
Employee Retirement Income Security Act of 1974, as amended from time to time.

     1.21 "Hour of Service" means each hour for which an Employee is paid, or entitled to payment, or receives earned income from an Employer or an
Affiliate:

           (a)  for performance of duties;

           (b)  on account of a period of time during
      which no duties were performed, provided that except in the case of an Authorized Leave of Absence, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee performs no duty, and provided that no Hours of Service shall be credited for periods of time in respect of which an Employee receives severance pay or for payments made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws, or for reimbursement of medical expenses; and

           (c)  for which back pay, irrespective of
      mitigation of damages, is awarded or agreed to by the Employer provided that Hours of Service credited under (a) or (b) shall not be credited under (c).

     Hours of Service credited to an Employee for the performance of duties will be credited to the computation period in which the duties are performed.
The determination of Hours of Service for reasons other than the performance of duties shall be made in accordance with the provisions of Labor Department
Regulations Section 2530.200b-2(b), and Hours of
Service shall be credited to the computation periods to which the award or agreement pertains. Except in the case of an Authorized Leave of Absence, not more than 501 Hours of Service shall be credited for any continuous period during which an Employee performs no duty or, in the case of service required to be credited for payments of back pay awarded or agreed to, for a period during which an employee did not or would not have performed duties.

     To the extent not credited above, for periods of Authorized Leave of Absence an Employee shall be credited with a number of Hours of Service for each week of such Authorized Leave of Absence equal to the Employee's weekly average number of Hours of Service scheduled for the six-week period immediately preceding such Authorized Leave of Absence.

     In any case in which an individual becomes an Employee upon the acquisition of all or a portion of the business of his or her former employer by the Employer or an Affiliate, whether by merger, acquisition of assets or stock, or otherwise, his or her service with his or her predecessor employer shall be included in determining his or her Hours of Service if, and to the extent that, such service is required to be credited hereunder (A) by section 414(a) of the Code and any regulations promulgated thereunder, (B) by the terms of the agreement pursuant to which the business of such former employer was acquired by the Employer or an Affiliate, or (C) by vote of the Board of Directors.

     1.22  "Investment Fund" means any one of the
investment funds described in Section 8.1 (Investment of Accounts Other than Employer Matching Contributions
Accounts).

     1.23 "Investment Manager" means the individual and/or other entity appointed in accordance with
Section 12.3 (Investment Manager) who has acknowledged in writing that such individual is a fiduciary with respect to the Plan and who is:

            (a)  registered as an investment adviser
     under the Investment Advisers Act of 1940, or

            (b)  a bank, as defined in such Act, or

            (c)  an insurance company qualified to
     manage, assign or dispose of assets of
     pension plans.

     1.24 "Leased Employee" shall mean any person who pursuant to an agreement between the Employer and any other person has performed services for the Employer and related persons as defined in Code Section
414(n)(6) under the primary direction and control of the Employer, or such related person, on a substantially full time basis for a period of at least one year.

     1.25  "Leave of Absence" means an absence or
interruption of service approved by the Committee under uniform and nondiscriminatory rules and procedures.
Members on leave of absence for service in the Armed
Forces of the United States, however, shall be deemed to have been on Leave of Absence, provided they return to service with an Employer within the required time limitations set forth in the then applicable laws governing reemployment rights of persons inducted, or who have enlisted, in the Armed Forces.

     1.26 "Member" means an Eligible Employee who has become a member of the Plan in accordance with Article
II (Eligibility and Membership). Each Member shall continue to be such until the later of the date such Member ceases to be an Eligible Employee or such Member's Accounts have been completely distributed.

     1.27 "Mutual Fund" means any fund approved by the Committee pursuant to Section 8.1.

     1.28  "Parental Leave" means a period not in
excess of two (2) years commencing after December 31, 1984 during which an individual is absent from work for any period:

            (a)  by reason of the pregnancy of the
     individual,

            (b)  by reason of the birth of a child
     of the individual,

            (c)  by reason of the placement of a
     child with the individual in connection with the adoption of such child by such individual, or

            (d)  for purposes of caring for such
     child for a period beginning immediately following such birth or placement.

An absence from work shall not be a Parental Leave unless the Employee furnishes the Plan Administrator such timely information as may reasonably be required to establish that the absence from work was for one of the reasons specified in this Section 1.32 and the number of days for which there was such an absence.
Nothing contained herein shall be construed to establish an Employer policy of treating a Parental
Leave as a Leave of Absence.

     1.29  "Plan" means the Quantum Chemical Retirement
Savings & Investment Plan as amended January 1, 1997 to become the Millennium Savings and Investment Plan as set forth herein or as amended from time to time.

     1.30  "Plan Year" means the calendar year.

     1.31 "Prior Balances Account" means the separate account maintained for each Member's share of the Trust
Fund attributable to certain matching contributions or stock bonus contributions made to the Plan prior to October 1, 1993 under the Employee Stock Ownership Plan provisions of the Plan and which have been fully diversified pursuant to the Code and applicable regulations.

     1.32 "Prior Plan" means an employee benefit plan qualified under Section 401(a) of the Code, all or part of the assets of which are transferred to the Plan in a transaction which meets the requirement of Regulation
414(l) of the Code. On the effective date of the merger of the Millennium Chemicals Inc. Retirement
Savings & Investment Plan (the "Millennium Corporate
RSIP"), the SCM Glidco Organics Corp. Retirement
Savings & Investment Plan (the "SCM Glidco RSIP") and the SCM Chemicals, Inc. Retirement Savings & Investment
Plan (the "SCM Chemicals RSIP") into the Quantum
Chemicals Retirement Savings & Investment Plan as the surviving plan and the simultaneous change of name of the Plan, "Prior Plan" includes the Millennium
Corporate RSIP, the SCM Glidco RSIP and the SCM
Chemicals RSIP.

     1.33 "Prior Plan Account" means the separate account maintained for a Member to record such Member's share of the Trust Fund attributable to employer contributions to the plans described herein as Prior
Plans.

     1.34 "Recordkeeper" means the entity that will perform recordkeeping and related services for the Plan pursuant to the Recordkeeping Services Agreement.

     1.35 "Recordkeeping Services Agreement" means the written agreement between the Committee and any other entity under which such person will perform recordkeeping and related services for the Plan.

     1.36 "Required Beginning Date" means April 1 of the year following the Plan Year in which occurs the later of the date that the Member terminates employment or the date on which the Member attains the age of 70 1/2 years.

     1.37 "Retirement" means a Member's normal, early or deferred retirement whichever shall apply to the Member under the provisions of the Employer's pension plan applicable to such Member, or the termination of employment of a Member on or after such Member's attainment of age 65.

     1.38  "Rollover Contribution" means an amount
which is transferred from another plan to this Plan, in accordance with the provisions of Section 2.7 (Rollover
Contribution From Other Plans).

     1.39 "Rollover Contribution Account" means the separate Account maintained for a Member to record such Member's share of the Trust Fund attributable to any Rollover Contribution made to the Plan on his behalf.

     1.40 "Service" means the period of employment beginning on the first day the Eligible Employee performs duties for the Employer or an Affiliate and ending on the day of quit, retirement, discharge or death, or two years after the commencement of absence on account of parental Leave, or one year after an authorized absence for any other reason. All prior periods of employment with the Employer or an Affiliate, and breaks in employment of less than one year shall be included in Service. If a break in employment of not more than two years is on account of Parental Leave not more than one year of Service shall be credited to an Eligible Employee for a period of Parental Leave.

     1.41 "Suspense Account" means the separate account maintained for a Member pursuant to Section 4.3.

     1.42 "Telephone Service" shall mean the toll-free telephone service the Recordkeeper is to make available to receive notice of salary deferral elections, investment elections and changes of such elections, and requests for distributions, withdrawals and loans, from Participants and the Committee, and to furnish information to Participants, in accordance with the provisions of the Recordkeeping Services Agreement.
The term "Telephone Service" shall include any other means of electronic communication, including the Internet, that the Committee and the Recordkeeper may agree, in writing, may be used to receive such notices and requests, and to furnish such information.

     1.43 "Total and Permanent Disability" means permanent incapacity which results in a Member being unable to engage in regular employment or occupation by reason of any medically demonstrable physical or mental condition acceptable to the Committee on a nondiscriminatory basis and which would entitle the Member to benefits under the Employer's long-term disability plan, if any, or to Social Security benefits as evidenced by a disability award letter. However, no Member shall be deemed to be disabled if such incapacity (a) was incurred, suffered or occurred while the Member was engaged in, or resulted from having engaged in, a criminal enterprise, or (b) was intentionally self-inflicted.

     1.44  "Trustee" means the corporate trustee
appointed from time to time by the Company to administer the Trust Fund in accordance with Section
12.2 (Trustee).

     1.45  "Trust Fund" means the trust fund
established in accordance with Section 12.1 (Trust
Fund) from which benefits provided under this Plan will be paid.

     1.46 "Valuation Date" means each business day on which the New York Stock Exchange is open for trading.




                       ARTICLE II

               Eligibility and Membership


     2.1 Members of Prior Plans. Each person who was a member of a Prior Plan shall become a member of the Plan on the effective date of the transaction referred to in Section 1.32 subject, however, to certification from such person of the deferrals that have been made to any such Prior Plan during the current Plan Year.

     2.2  Eligible Employee's Election to Become
Member.  On and after the Effective Date an Eligible
Employee may elect to become a Member at any time.  A
Member shall make any such election by using the Telephone Service to communicate such election directly to the Recordkeeper. Such election will be effective during the first available payroll period that is administratively feasible.

     2.3  Elections Upon Becoming A Member.  An
Eligible Employee, by using the Telephone Service, shall (a) authorize the Employer to reduce current compensation for Compensation Deferral Contributions pursuant to Section 3.1 (Compensation Deferral
Contributions), (b) make an investment election from among those options approved by the Committee pursuant to Section 8.1 (Investment of Accounts other than Employer Matching Contributions Accounts), and (c) designate a Beneficiary in accordance with Section 2.4
(Beneficiary Designation). Any such payroll authorization, investment election or Beneficiary designation shall remain in effect until changed by communicating with the Recordkeeper through the Telephone Service subject to the provisions of the Plan.

     2.4 Beneficiary Designation. Each Member shall designate a Beneficiary by communicating such designation to the Recordkeeper through using the Telephone Service. The designated Beneficiary may be an individual, estate or trust; however, if the Member is married at the time of such Member's death, such Member's surviving spouse shall automatically be such Member's sole Beneficiary unless the spouse has consented in writing in accordance with Section 10.9
(Spousal Consent) to a designation of a different
Beneficiary. If more than one individual or trust is named, the Member shall indicate the shares and/or precedence of each individual or trust so named. Any
Beneficiary so designated may be changed by the Member at any time (subject to his spouse's consent, if applicable) by communicating such change to the Recordkeeper through using the Telephone Service.

     In the event that no Beneficiary has been designated or that no designated Beneficiary survives the Member, the following Beneficiaries (if then living) shall be deemed to have been designated in the following priority: (a) spouse, (b) children, including adopted children, in equal shares, (c) parents, in equal shares, or the Member's surviving parent, if only one parent survives, and (d) Member's estate.

     2.5 Transfers to or from Non-Covered Status. If a Member ceases to meet the definition of Eligible
Employee as set forth in Section 1.13 (except because of such Member's failure to have 1000 Hours of Service during any consecutive twelve-month period) but continues to be an Employee or an employee of an Affiliate, such Member's right to make or have contributions made on such Member's behalf to the Plan shall be suspended. If during the period of suspension, a Member's employment with the Employer or an Affiliate terminates for any reason, there shall be a distribution of such Member's Accounts in accordance with the provisions of Article X (Distribution).

     If and when the suspended Member again becomes an Eligible Employee, such Member may resume having
Compensation Deferral Contributions made on such Member's behalf as of any payroll date thereafter by giving Appropriate Notice to the Recordkeeper not less than 30 days (or such other period as the Committee may prescribe) prior to such payroll date.

     2.6  Rollover Contributions From Other Plans.  An
Eligible Employee who is in receipt of a distribution which is eligible to be "rolled over" to a qualified plan in accordance with applicable Code sections may, in accordance with and subject to such rules and procedures approved by the Committee, transfer all or part of such distribution into the Plan; provided, that distributions which are so transferred to the Plan shall consist only of cash and that such transfer shall be in conformity with requirements set forth in the Code.

     Upon approval by the Committee, the amount transferred to the Plan shall be deposited in the Trust
Fund in cash and shall be credited to a Rollover
Contribution Account.

     If a Rollover Contribution is made on behalf of an individual who has not yet become a Member, such individual shall be deemed a Member upon the establishment of the Rollover Contribution Account;
however, participation in the Plan shall be limited to the Rollover Contribution Account until the other requirements for membership under this Article II are fulfilled.




                      ARTICLE III

          Compensation Deferral Contributions

     3.1  Compensation Deferral Contributions. Each
Member who is an Eligible Employee may elect to have the Employer make Compensation Deferral Contributions not to exceed $10,000 ($10,500 effective January 1, 2000) per year (subject to adjustment for inflation in accordance with Section 415(d) of the Code) to the Plan on such Member's behalf to be credited to such Member's
Compensation Deferral Contributions Account, in which case the cash compensation otherwise payable by the Employer to the Member shall be reduced by an amount equal to the Compensation Deferral Contributions so made. Subject to the limitations prescribed in Section
4.1 the amount of Compensation Deferral Contributions in any payroll period shall be in whole percentages from 1% to 17% of the Member's Compensation as the Member shall designate (or such greater or lesser percentages as the Committee may from time to time prescribe for the Plan).

     The foregoing notwithstanding during the "make up period," as defined below, a former Member (a
"Veteran") who is reemployed after a period of military service may elect to have the Employer make additional
Compensation Deferral Contributions to the Plan on such Veteran's behalf, the total of which may not exceed the maximum Compensation Deferral Contributions that the Veteran could have elected to have made if no military leave had occurred. For the purposes of calculating the amount of such additional Compensation Deferral
Contributions the Veteran's Compensation during such leave of absence shall be deemed to have been the Veteran's annual rate of compensation at the time the military leave of absence commenced (the 'Deemed
Compensation Rate') and the 'make up period' during which such additional Compensation Deferral
Contributions may be elected shall be equal to the lesser of five years or three times the period of the military leave of absence. Such additional
Compensation Deferral Contributions in any payroll period shall be in whole percentages of the Veteran's current payroll and shall not exceed the maximum amount that could have been deferred at the Deemed
Compensation Rate.  In the event that the additional
Compensation Deferral Contributions to the Plan on a Veteran's behalf that are authorized by this paragraph exceed the limitations set forth in Article IV of the Plan or otherwise conflict with the provisions of the Code or ERISA such limitations or conflicts shall be ignored to the extent permitted by Code Section 414(u).

     3.2  Changes and Suspension of Contributions.
Compensation Deferral Contributions made on a Member's behalf may be increased or decreased or suspended or resumed. A Member shall make any such election by using the Telephone Service to communicate such election directly to the Recordkeeper. Any election so made shall become effective as soon as practicable after such election is communicated to the Recordkeeper. If a Member requests a change before a previous request has become effective, the Recordkeeper shall recognize only the last request.

     3.3  Transfer of Contributions to Trustee.
Contributions made under this Article III will be transferred to the Trustee as soon as reasonably possible after contributions are withheld, but in no event later than the fifteenth business day of the month following the month in which contributions are withheld.




                       ARTICLE IV

Limitations on, and Distribution of, Excess Compensation
   Deferral Contributions and Excess Employer Matching
      Contributions of Highly Compensated Employees

     4.1  Limitations.  The Committee in its sole
discretion shall separately limit the amount of Compensation Deferral Contributions and Employer
Matching Contributions made on behalf of each "Highly
Compensated Employee" (as defined below) for each Plan
Year to insure that neither the Deferral Percentage nor the Contributions Percentage (each as defined below and referred to herein as the "Percentage") exceed the greater of (X) 125 percent of the Percentage of all other Eligible Employees in the current or preceding
Plan Year (the "Measuring Year") as the Committee may select as permitted by the Code and guidance from the Internal Revenue Service or, alternatively, (Y) the
Percentage of all other Eligible Employees for the Measuring Year plus 2 percentage points; and, the actual Percentage for the Highly Compensated Employees is not more than two times the actual Percentage in the Measuring Year of all other Eligible Employees.

     For purposes of this Section, the term "Deferral
Percentage" with respect to any Plan Year means the Compensation Deferral Contributions for the Plan Year divided by Compensation.

     For purposes of this Section, the term
"Contributions Percentage" with respect to any Plan
Year means the Employer Matching Contributions for the Plan Year divided by Compensation.

     For the purposes of this Section, the term "Highly
Compensated Employee" with respect to any Plan Year means an Eligible Employee or former Eligible Employee who performed services during the Plan Year for which the determination is being made and:

          (a) at any time during such Plan Year or preceding
     Plan Year was a 5-percent owner of the Employer
     (as defined for top-heavy plans under Code Sec.
     416(1); or

          (b) earned $80,000 ($85,000 after December 31,
     1999) or more in the preceding Plan Year (subject to adjustment for inflation in accordance with
     Section 415(d) of the Code) in annual Compensation from the Employer.

(1)  For the purposes of this Section, the term
"Compensation" means Compensation within the meaning of Code Section 415(c)(3), including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax sheltered annuity.

(2)  For the purpose of this Section the term
"Employer" shall also include all other entities aggregated with the Employer under the requirements of Code Section 414(b), (c), (m) and (o).

     For purposes of this Section the definition of "Compensation Deferral Contributions" and "Employer
Matching Contributions" shall include Compensation
Deferral Contributions and Employer Matching
Contributions made under any other plan that is aggregated with this Plan for purposes of Sections
401(a)(4) or 410(b) (other than Section
410(b)(2)(A)(ii)) of the Code and if any such plan is permissively aggregated with this Plan for the purposes of Section 401(k) of the Code, the plans so aggregated must also satisfy Section 401(a)(4) and 410(b) as if they were a single plan. Further, for the purposes of this Section, Compensation Deferral Contributions made on behalf of each Highly Compensated Employee shall be determined by treating all cash or deferred arrangements under which each such Highly Compensated
Employee is eligible as a single arrangement.

     4.2  Control of Compensation Deferral
Contributions and Employer Matching Contributions and
Distribution of Excess.

          (a)  Rules For Compensation Deferral
     Contributions. The Committee may, in accordance with uniform and nondiscriminatory rules it establishes from time to time, require that Members who are among the Highly Compensated Employees for the Plan Year make Compensation Deferral Contributions elections following and/or preceding the completion of such elections by all other Eligible Employees and the Committee may (X) limit the amount by which each Member who is among the Highly Compensated Employees may elect to reduce his or her Compensation, and (Y) subject to Section 402(g) of the code, permit each other Eligible Employee to elect to reduce his or her compensation within higher limits than those for Highly Compensated Employees.

     In the event that it is determined prior to the close of any payroll period that the amount of Compensation Deferral Contributions to be made with respect to such payroll period or Employer Matching Contributions in respect thereof would cause the limitation contained in this Section to be exceeded for the Plan Year in which such payroll period occurs, the amount of Compensation Deferral Contributions allowed to be made on behalf of Highly Compensated Employees for such payroll period shall be reduced. The Highly Compensated Employees to whom the reduction is applicable, and the amount of the excess Compensation Deferral Contributions, shall be determined by reducing the actual Deferral Contributions of the Highly Compensated Employee or Employees with the highest actual Deferral Contributions to the extent required to

                 (i)  enable the arrangement to satisfy
          the limitation set forth in Section 4.1
          above; or

                 (ii)  cause such Highly Compensated
          Employee's or Employees' actual Compensation
          Deferral Contributions to equal the actual
          Compensation Deferral Contribution of the
          Highly Compensated Employee or Employees with the next highest actual Compensation Deferral
          Contributions.

     The "leveling" process described in paragraph (i) or (ii) shall be repeated until the limitations set forth in this Section are satisfied.

     If the Committee determines that the limitations contained in this Section have not been met for any Plan Year, the Committee may return the excess
Compensation Deferral Contributions of Members who are
Highly Compensated Employees (calculated in the manner set forth above) to such Members within the 12-month period beginning after the last day of the Plan Year for which such contributions were made. The amount of such excess Compensation Deferral Contributions shall be adjusted to reflect any income or loss allocable to such excess during the Plan Year determined in accordance with the alternative method set forth in Reg. Section 1.401(k)-1(f)(4)(ii)(C) and also from the end of the Plan Year to the date of distribution determined in accordance with the safe harbor method set forth in Reg. Section 1.401(k)-1(f)(4)(ii)(D). In addition, Employer Matching Contributions that are attributable to excess Compensation Deferral
Contributions shall be deemed excess aggregate contributions and shall be forfeited or distributed as provided in paragraph (b), below.

     The amount of excess Compensation Deferral
Contributions to be returned under this section shall be reduced however, by the amount of any Compensation
Deferral Contributions that have previously been distributed pursuant to Section 4.3 for the taxable year ending in the same plan year and conversely
Compensation Deferral Contributions that are to be distributed pursuant to section 4.3 shall be reduced by the amount of any excess Compensation Deferral
Contributions previously distributed under this section for the plan year beginning in such taxable year.

          (b)  Rules for Employer Matching Contributions.
     In the event that it is determined prior to the close of any payroll period that the amount of Employer Matching Contributions to be made with respect to such payroll period would cause the limitation contained in this Section to be exceeded for the Plan Year in which such payroll period occurs, the amount of Employer Matching Contributions allowed to be made on behalf of Highly Compensated Employees for such payroll period shall be reduced. The Highly Compensated Employees to whom the reduction is applicable, and the amount of the excess shall be determined by reducing the Employer Matching Contributions of the Highly Compensated Employee or Employees with the highest actual Matching Contributions to the extent required to

               (i)  enable the arrangement to satisfy the
          limitation set forth in Section 4.1 above; or

               (ii) cause such Highly Compensated Employee's or
          Employees' actual Matching Contributions to equal the Matching Contributions of the Highly
          Compensated Employee or Employees with the next highest actual Matching Contributions.

     The "leveling" process described in paragraph (i) or (ii) shall be repeated until the limitations set forth in this Section are satisfied.

     Excess aggregate contributions plus any income and minus any losses allocable thereto, shall be forfeited, if not vested, or if not forfeitable, distributed, no later than the last day of each Plan Year to those Members to whose Individual Accounts such excess aggregate contributions were allocated. Employer
Matching Contributions which are forfeited shall be credited against Employer Matching Contributions required to be made to Member's accounts in the Plan
Year following the Plan Year that the excess Employer
Matching contributions were allocated to Member's accounts provided, however, any excess which has not been so credited within two and one half months after the end of the Plan Year shall be immediately refunded to the Employer.

          (c)  Multiple Use Limitations. If the actual
     Deferral Percentage, the actual Contribution
     Percentage, and the sum of the two percentages for the group of Highly Compensated Employees in the Plan exceed the limits set forth in Regs.1.401(m)-2(b) then in such case the required reduction of multiple use of the alternate limitation shall be accomplished through reduction of the actual Deferral Percentage for all Highly Compensated Employees eligible to participate in the Plan in accordance with the procedures prescribed in Regs. 1.401(m)-2(b) which are incorporated herein by reference.

     4.3  Limitation of Annual Additions.

         (a) Notwithstanding anything herein to the con-trary, in no event shall the Annual Additions (as here-inafter defined) with respect to any Member in any Plan Year exceed the Maximum Annual Additions. A Member's "Maximum Annual Additions" means the lesser of (i) 25% of the Member's compensation reported on Form W-2 (after December 31, 1997, compensation for the purposes of Annual Additions shall also include elective or salary reduction contributions to a cafeteria plan, cash or deferred compensation arrangement or tax shel-tered annuity) or (ii) the dollar limit in effect for such Plan Year in accordance with Section 415(c)(1)(A) of the Code ($30,000 as hereafter adjusted for infla-tion in accordance with Section 415(d) of the Code),

         (b)  For purposes of this Section 4.3
     the term "Annual Additions" means the sum for any Plan Year of

              (i)  Compensation Deferral
          Contributions made in accordance
          with Section 3.1 (Compensation
          Deferral Contributions),

              (ii)  Employer Matching
          Contributions including forfeitures
          as applied in accordance with
          Section 5.1 (Amount of Employer
          Matching Contributions)and Section
          5.2 (Treatment of Forfeitures).

             (iii)  The amount of annual
          additions (within the meaning of Section
          415(c)(2) of the Code) under all other
          qualified defined contribution plans of
          the Employer or an Affiliate.

           (c)  If the Member's Annual Additions
      exceed the Maximum Annual Additions
      limitations in accordance with this Section
      4.3, such amounts shall not be contributed to the Trust or, if contributed by or on behalf of a Member under the Plan shall be reduced in the following order, but only to the extent necessary to meet the limitations: (i)
      Compensation Deferral Contributions and (ii)
      Employer Matching Contributions in respect of such reduced Compensation Deferral
      Contributions.

           (d)  Combined Fraction.

                (i) Notwithstanding the foregoing, for any Plan Year beginning before January 1, 2000, if a Member is a participant in any qualified defined benefit plan maintained by an Employer or an Affiliate, the sum of the "Defined Benefit Plan Fraction" (as defined below) and the "Defined Contribution Plan Fraction" (as defined below) for such Member shall not exceed 1.0
         (called "Combined Fraction"). If for any Plan Year the Combined Fraction of a Member exceeds 1.0 after application of provisions for limitation of benefits under all such qualified defined benefit plans, the Maximum Annual Additions of such Member shall be reduced as provided in Section 4.3(c) to the extent necessary to reduce the Combined Fraction of such Member to 1.0.

               (ii)  The "Defined Benefit Plan Fraction"
          applicable to a Member for any Plan Year is a fraction, the numerator of which is the sum of the Projected Annual Benefit of the Member under all of the qualified defined benefit Plans maintained by the Employer or an Affiliate, (whether or not terminated) in which such Member participates (determined as of the close of the Plan Year) and the denominator of which is the lesser of (A) the product of 1.25 multiplied by the maximum dollar limitation on a Member's Projected Annual Benefit if the plan provided the maximum benefit allowable under Section 415(b) of the Code for such Plan Year, or (B) the product of 1.4 multiplied by 100% of the Member's Highest Average Compensation.

     Notwithstanding the above, if the Member was a participant in one or more defined benefit plans maintained by the Employer which were in existence on July 1, 1982, the denominator of this fraction will not be less than 1.25 multiplied by the sum of the annual benefits under such plans which the Member had accrued as of the later of September 30, 1983, or the last limitation year beginning before January 1, 1983. The preceding sentence applies only if defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code as in effect at the end of the 1982 limitation year.

                   (iii) The "Defined Contribution Plan Fraction" applicable to a Member for any Limitation Year is a fraction, the numerator of which is the sum of the Member's Annual Additions as of the close of such Plan Year for that Plan Year and for all prior Plan Years under all of the defined contribution plans maintained by an Employer or an Affiliate in which Member participates, and the denominator of which is the lesser of the following amounts (determined for such Plan Year and for each prior Plan Year of service with the Employer or any Affiliate regardless of whether a plan was in existence during those years): (A) the product of 1.25 multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for the Plan
          Year (determined without regard to the special dollar limitation for employee stock ownership plans), or (B) the product of 1.4 multiplied by twenty-five percent of the Member's Compensation for the Plan Year.



               (e)  Definitions.

                    (i) "Highest Average Compensation" means the average of a Member's high three consecutive Plan Years (determined as of the close of the Plan Year) of employment with the Employer or the actual number of years of employment for those Members who are employed for less than three consecutive years with the Employer.

                    (ii) "Projected Annual Benefit" means the annual benefit a Member would receive from employer contributions under a defined benefit plan, adjusted, in the case of any benefit payable in a form other than a single life annuity or a qualified joint and survivor annuity, to the actuarial equivalent of a single life annuity, assuming (A) the Member continues employment until reaching the plan's normal retirement age (or the Member's current age, if later), (B) compensation remains unchanged and (C) all other relevant factors used to determine benefits under the plan remain constant in the future.

               (f)  In the event that, notwithstanding the
     foregoing provisions of this Section 4.3, the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Member and such excess arises as a consequence of reasonable error in estimating a Member's compensation or such other circumstances as the Secretary of Treasury shall permit, the Employer Matching Contributions portion of such excess shall be held in a Suspense Account and, if such Member remains a Member, shall be used to reduce Employer Matching Contributions for such Member for the succeeding Plan Years, and, if such Member ceases participating in the Plan, shall be used to reduce Employer Matching Contributions for all Members in the Plan Year of cessation and succeeding Plan Years, as necessary. Compensation Deferral Contributions which have been made to the Trust and are reduced under
     Section 4.3(c) shall be refunded to the Member as soon as administratively convenient. Any Employer Matching Contributions including forfeitures remaining upon Plan Termination which cannot be allocated to Members in accordance with the foregoing in the Plan Year of termination of the Plan shall be returned to the Employer.

               (g)  For purposes of this Section 4.3, the
     standard of control for determining if a company is an Affiliate under Section 414(b) and 414(c) of the Internal Revenue Code shall be deemed to be "more than 50%" rather than "at least 80%."




                       ARTICLE V

            Employer Matching Contributions

     5.1  Amount of Employer Matching Contributions.
The Employer shall make matching contributions to the Plan, with respect to each payroll period on behalf of each Member who is an Eligible Employee, equal to 75%
(or such other percentage as the Board may from time to time authorize) of that portion of the Member's
Compensation Deferral Contributions which do not exceed
6% (or such other percentage as the Board may from time to time permit) of Compensation in such payroll period.
The Board of Directors may, in its discretion, discontinue Employer Matching Contributions with respect to Members' Compensation Deferral Contributions for Compensation not yet earned on the date such Employer Matching Contributions are discontinued.

     5.2 Treatment of Forfeitures. Any amounts forfeited in accordance with Section 14.6 (Unclaimed
Amounts) shall be applied as a credit towards the amount of Employer Matching Contributions otherwise required under Section 5.1.

     5.3  Transfer of Contributions to Trustee.
Employer Matching Contributions under this Article V with respect to each payroll period shall be paid to the Trustee as soon as practicable after each payroll period.




                       ARTICLE VI

                        Accounts

     6.1  Maintenance of Accounts.  For each Member the
Committee shall, where applicable, cause a separate
Compensation Deferral Contributions Account, an Employ-er Matching Contributions Account, a Prior Balances
Account, a Rollover Contribution Account and a Prior
Plan Account to be maintained. For Employee contributions made to a Prior Plan which were not Compensation Deferral Contributions the Committee shall continue to maintain a separate Employee Contributions
Account.

     6.2  Valuations. As of each Valuation Date, the
Accounts of each Member shall be adjusted to reflect the Member's share of contributions, amounts of principal or interest paid or accrued in respect of a loan made to such Member pursuant to Section 9.5, withdrawals, distributions, income, expenses payable from the Trust Fund and any other increase or decrease in the value of Trust Fund assets since the preceding
Valuation Date. The Plan will use a daily valuation system, which generally shall mean that Accounts will be updated each business day to reflect activity for that day, such as new contributions received by the Trustee, changes in Participants' investment elections, and changes in the value of the Investment Funds under the Plan. Such daily valuation is dependent upon the Recordkeeper's receiving complete and accurate information from a variety of different sources on a timely basis. Since events may occur that cause an interruption in this process, affecting a single
Participant or a group of Participants, there shall be no guarantee by the Plan that any given transaction will be processed on the anticipated day. In the event of any such interruption, an affected transaction will be processed as soon as administratively feasible and no attempt shall be made to reconstruct events as they would have occurred absent the interruption, regardless of the cause, unless the Committee in its sole discretion directs the Recordkeeper to do so.




                      ARTICLE VII

                  Vesting of Accounts

     7.1  Employer Matching Contributions Account.

               (a) Prior to January 1, 1999, a Member's interest in the Member's Employer Matching Contributions Account became 100% vested after completion of at least five years of Service provided, however, that each Member of the Plan who was employed on the Effective Date was 100% vested in all past and future Employer Matching
     Contributions.

               (b) Except as set forth in paragraph (c) each Member who is employed by the Company on or after January 1, 1999 shall at all times be 100% vested in all past and future Employer Matching Contributions.

               (c) Employer Matching Contributions to accounts of
     Highly Compensated Employees shall not be deemed to vest until the Deferral Percentage and Contributions
     Percentage limitations set forth in Article IV have been satisfied.

               (d) Nothing herein shall delay vesting pursuant to the provisions of a Prior Plan.

     7.2  Other Accounts.  Interests in Compensation
Deferral Contributions Accounts, Prior Plan Accounts,
Prior Balances Accounts, Rollover Contribution Accounts and Employee Contributions Accounts shall be fully vested at all times.

     7.3  Earlier Vesting in Employer Matching
Contributions Accounts. Notwithstanding the foregoing, a Member's interest in his or her Employer Matching
Contributions Account shall be fully vested (a) on the date of termination of employment by reason of death, Retirement or Total and Permanent Disability, (b) when and if this Plan shall at any time be terminated for any reason, (c) upon the complete discontinuance of contributions by the Employer hereunder, or (d) upon partial termination of this Plan if such Member is a member affected by such partial termination.




                      ARTICLE VIII

                 Investment of Accounts

     8.1  Investment of Accounts Other Than Employer
Matching Contributions Accounts. On becoming a Member, each Member (1) may elect to participate in the Self-
Directed Window investment program described in Section
8.9, below and (2) shall also direct that Compensation
Deferral Contributions, Prior Plan, Rollover
Contributions and Employee Contribution Accounts (to the extent not invested, or not permitted to be invested in the Self-Directed Window) be invested in increments of 1% of the sum of the balances in the Members' Accounts (other than the Company Stock Account or the Self Directed Window Account) in one or more of the Investment Funds prescribed from time to time by the Committee, (the "Core Funds") which individually and collectively (together with the Self-Directed
Window program) are designed to conform to DOL
Regulation 2550.404c-1 for so-called Section 404(c) plans in order that fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of Member's investment directions. The investments elections of Members shall apply uniformly to all of a Member's Core Accounts.

     8.2 Redirection of Future Contributions. A Member may change investment directions for future contributions received under Section 8.1 in increments of 1% of such contributions. A change in investment direction shall be made by communicating such election directly to the Recordkeeper by using the Telephone
Service. Changes in investment elections will be effective as soon as administratively practicable in accordance with procedures established by the Committee.

     8.3  Reinvestment of Prior Contributions.  A
Member may direct that up to the total value in any Investment Fund holding investments from the Member's
Compensation Deferral Contributions Account, Prior Plan
Account, Rollover Contribution Account or Employee
Contributions Account be transferred from one
Investment Fund to any other Investment Fund in increments of 1%. A reinvestment of prior contributions shall be made by communicating such election directly to the Recordkeeper by using the Telephone Service. Changes in investment direction will be effective as soon as administratively practicable in accordance with procedures established by the Committee.

     8.4  Investment of Employer Matching Contributions
Accounts. Employer Matching Contributions and dividends on Employer Securities shall be invested only in Employer Securities through the Company Stock Fund.

     8.5  Statements of Accounts And Confirmation of
Investment Directions.

               (a) Statements of Accounts. Each Member shall be furnished a quarterly statement of accounts. A statement of accounts shall also be furnished to a Member upon any distribution being made under the Plan.

               (b) Confirmations of Investment Directions. All investment directions given by Members under the Plan shall be confirmed in writing.

     8.6  Crediting of Accounts.

               (a) Interests in each of the Investment Funds shall be credited to each Member's Accounts as units of value determined separately on each business day for the investment options available under Section 8.1 by dividing the then fair market value at the close of such day of all the assets of such Investment Fund by the number of units therein then outstanding.

               (b)  Current Compensation Deferral Contributions,
     Employer Matching Contributions and Rollover
     Contributions will be credited to Members' Accounts as units of value, the number of which is determined by dividing the dollar amount of the contribution by the then current unit value; and

               (c) Notwithstanding the method used to allocate Employer Securities among individual accounts or groups of accounts, the value of Employer Securities (other than Millennium Chemicals Inc. Common Stock) which are sold for the purpose of liquidating the Plan's entire investment or a substantial portion of such investment in such securities shall be determined after the fact on the basis of the actual proceeds yielded from their orderly liquidation.

               (d) The value of a share of any Mutual Fund as of any Business Day shall be the Mutual Fund's net asset value per share at the close of such day, as determined by the Mutual Fund's investment manager.

     If a suspense account credited in accordance with
Section 4.3(f) is in existence on any business day, the number of units of value in the suspense account shall be adjusted as of the close of each business day so that an account does not participate in the Trust's investment gains or losses. To the extent a Member's
Accounts are invested pursuant to Section 9.5 in a loan to a Member, the Member's Accounts shall be credited and charged directly with income, gains, losses, and expenses attributable to such loan as of the close of each business day and the value of the account will be adjusted through the date of distribution to reflect the value of such direct investments on the distribution date. A Member's loan principal and interest payments shall be credited to the Member's
Accounts which are invested in such loans pursuant to
Section 9.5 and such payments shall be invested in accordance with the Member's investment directions for such Accounts pursuant to Sections 8.1 and 8.2 as the situation may require.

     8.7 Correction of Errors. In the event of an error in the adjustment of a Member's Account, the Committee, in its sole discretion, may correct such error by either crediting or charging the adjustment required to make such correction to or against forfeitures for the Plan Year or to or against income as an expense of the Trust for the Plan Year in which the correction is made, or if an Employer contributes an amount to correct any such error, from such amount.
Except as provided in this Section, the Accounts of other Members shall not be readjusted on account of such error.

     8.8 Investment of Deferred Distributions. Former employees who are Members of the Plan shall have the same investment options for their Accounts as are available for the Accounts of current employees who are Members of the Plan.

     8.9  The Self-Directed Window.

               (a) Definition. The Self-Directed Window is an individual account with a registered broker-dealer (the "Broker") nominated by the Committee which holds funds eligible to be transferred from the Core Funds pursuant to uniform non-discriminatory procedures prescribed by the Committee to be invested at the direction of the Member in any Mutual Fund which can be maintained by the Broker, subject, however, to limitations on such investments that are required to conform to DOL Reg. 2550.404c-1 for Section 404(c) plans.

               (b) Establishing the Self-Directed Window. To open a Self-Directed Window account a Member may be required to enter into a Self-Directed Window Agreement with the Broker and, in connection therewith, to enter into a limited power of attorney to permit both the Trustee and the Broker to act for the Member to insure that the Plan will continue to be a qualified plan and will otherwise conform to the requirements of law. An account origination fee and monthly maintenance fees which are deemed reasonable by the Committee may be deducted from account balances invested in Core Funds.

               (c) Transfers to the Self-Directed Window. A Member may transfer funds once during each business week into the Member's Self-Directed Window. Such transfer will be effective as soon as administratively practicable in accordance with procedures established by the Committee. Accounts from which funds may be transferred are: Compensation Deferral Contributions Accounts, Prior Plan Accounts and Rollover Contribution Accounts. Initial transfers shall be not less than $1,000 and each transfer thereafter shall be not less than $100. The Committee may prescribe such non-discriminatory restrictions to control fund transfers as may be necessary and proper to accommodate the administrative requirements of the Trust including (i) limits on concurrent transactions such as loans and withdrawals (ii) controls to prevent losses due to market fluctuations and (iii) minimum balances in Trust Fund investments to provide security for expenses.

               (d) Transfers of Funds From Self-Directed Window. A Member may make return transfers of not less than $100 to the Core Funds once during each business week.
     Such transfer will be effective as soon as administratively practicable in accordance with procedures established by the Committee. The Committee may prescribe or approve such non-discriminatory regulations to control such transfers as may be necessary and proper to insure orderly administration of such transactions including rules applicable to (i) Member responsibility for the liquidation of investments to be transferred, (ii) the prevention of exposure to market risks during the transfer process, and (iii) where applicable, liquidation of all or a portion of such account in connection with mandatory lump sum distributions or other actions to maintain
     Plan qualification or otherwise comply with applicable law.




                       ARTICLE IX

        Withdrawals and Loans During Employment

     9.1 Withdrawal Options. In any twelve-month period a Member may make one withdrawal from the Plan that is not less than $500 or the combined total of all of the eligible funds in the Member's Accounts from which withdrawals may be made, provided, however, that, if a Member maintains a Self-Directed Window and an aggregate minimum balance of $1,000 must be maintained in Core Funds that are eligible for transfer to the Self-Directed Window. Subject to the foregoing eligible funds include:

               (a) General Eligibility. The entire balance in the Member's Employee Contributions Account,
          Rollover Contribution Account or Prior Plan
          Account, and

               (b)  Hardship Eligibility.  In the event of
          Hardship (as defined in Section 9.2) before age 59-1/2, the sum of all contributions that have been credited to a Member's Compensation Deferral Contributions Account to date together with any Income allocable to such contributions as of December 31, 1988, provided, however, that no withdrawal of funds may be made from a Member's Compensation Deferral Contributions Account so long as Accounts other than such Compensation Deferral Contributions Account are invested in the Self-Directed Window.

               (c)  Age 59-1/2 Eligibility.  After a Member
          attains age 59-1/2 the entire balance in the Member's Compensation Deferral Contributions
          Account and the vested portion of such Member's
          Employer Contributions Account.

     9.2  Hardship Withdrawals.

               (a) Verification of Need. Each request for a hardship withdrawal must be accompanied by a statement signed by the Member attesting that the financial need cannot be relieved,

                 (i) Through reimbursement or compensation by insurance or otherwise,

                 (ii) By liquidation of the Member's assets
               (including those assets of the Member's
               spouse and minor children that are reasonably available to the Member) to the extent such liquidation will not itself cause immediate and heavy financial need,

                 (iii) By ceasing Compensation Deferral
               Contributions under the Plan, or

                 (iv) By other distributions or nontaxable (at
               the time of the loan) loans from any plan maintained by the Employer or any other employer, or by borrowing from commercial sources on reasonable commercial terms.

         The Committee shall be entitled to rely on the Member's statement of need without inquiry into the Member's financial circumstances.

               (b) Determination of Hardship. A withdrawal will be deemed to be a hardship withdrawal if made on account of:

                  (i)  Medical expenses incurred, or to be
               incurred, by the Member, the Member's spouse, or any dependent,

                  (ii) Purchase (excluding mortgage payments)
               of a principal residence for the Member,

                  (iii)  Payment of tuition for the next year,
               semester or quarter of post-secondary
               education for the Member, the Member's spouse or any dependent,

                  (iv) The need to prevent the eviction of the
               Member from the Member's principal residence or foreclosure on the mortgage of the Member's principal residence,

                  (v) Such other immediate and heavy financial need as the Commissioner of Internal Revenue may from time to time publish by revenue rulings, notices and other documents of general applicability, or

                 (vi)  Any other immediate and heavy financial
               need as determined on the basis of all
               relevant facts and circumstances by the
               Committee in an objective and
               nondiscriminatory manner in accordance with the requirements of the Code and the applicable regulations and in accordance with the following standards and principles:

                          (A)  the need shall be due to an
                    extra-ordinary emergency,

                          (B)  the need shall be heavy,

                          (C)  the need shall be immediate,

                          (D)  the need shall be for reasons
                    of hardship as commonly understood such
                    as financial expenses and not for
                    entertainment or pleasure, and

                          (E)  the need shall not fail to
                    qualify as immediate and heavy merely
                    because such need was reasonably
                    foreseeable or voluntarily incurred.

     9.3  Values. All withdrawals, loans and
distributions shall be based on the values of Accounts determined as of the close of the business day on which notice of the withdrawal was communicated to the Committee or Recordkeeper.

     9.4 Payment of Withdrawals. Any amount withdrawn under Section 9.1 shall be paid to a Member in a lump sum in cash, as soon as practicable after the day as of which the withdrawal election is effective provided, however, that at the Member's request whole numbers of Employer Securities contained in the Member's Account may be distributed in kind.

     9.5 Loans. A Member who is a "party in interest" as defined in Section 3(14) of ERISA (a "Party in Interest") may borrow for any purpose from the vested value of his or her Compensation Deferral Contributions
Account, Prior Plan Account, Rollover Contribution
Account and Employee Contributions Account, to the extent that such accounts are invested in Core Funds, in increments of not less than $1,000, once in any twelve-month period, an amount (inclusive of current loans) of up to one half of the total of all of his or her Accounts, but in any event not more than the lesser of (a) $50,000 reduced by the excess (if any) of the highest balance of existing loans during the preceding
12 months over the current loan or (b) the total vested value of the accounts listed in clauses (i) through
(iv) in this paragraph provided, however, if a Member maintains a Self-Directed Window, an aggregate minimum balance of $1,000 must be maintained in Core Funds that are eligible for transfer to the Self-Directed Window.
For record keeping purposes amounts that are borrowed in accordance with the preceding formula shall be deducted from a Member's accounts in the following order: (i) Compensation Deferral Contributions
Account, (ii) Prior Plan Account, (iii) Rollover
Contribution Account and (iv) Employee Contributions
Account.

     For the purposes of the foregoing, any outstanding balance of an existing loan (including any Prior Loan) shall be aggregated with any additional funds being borrowed in order to calculate a Member's borrowing limit.

     A Member may have outstanding at any one time two general purpose loans, one of which may qualify as a loan to acquire a primary residence, provided, however, that any Prior Loan may remain outstanding in accordance with its terms.

     A "Prior Loan" is a loan that was originated before January 1, 1996.

     All loans shall be made pursuant to such other procedures and terms as shall be adopted by the Committee, subject to the following:

               (a)  A loan may remain outstanding so long
          as the borrower remains a Party in Interest and shall be repayable within five years from the date of borrowing upon such terms as may be determined by the Committee; provided, however, that any loan of more than $15,000 used to acquire the primary residence of a Member shall be repayable over a period of up to ten years.

          The Committee may in its absolute discretion grant such loan in accordance with such uniform and nondiscriminatory rules as it may from time to time establish. Any such loan shall be made at a then prevailing commercial rate of interest for similar credits on such terms of repayment (in level payments not less frequent than monthly) and subject to such rules and restrictions as the Committee shall determine, provided that any such loans shall be available to all Members on a rea-sonably equivalent basis and that any loan may be repaid at any time without penalty.

          All Member loans shall be secured on a dollar for dollar basis by up to 50% of the balance of the Accounts from which the loan is made. To the extent a loan is unpaid, it shall be deducted from the amount payable to such Member or such Member's beneficiary at the time of distribution of the Accounts from which the loan was made;

               (b)  In the event that a Member fails to
          repay a loan according to its terms and
          foreclosure occurs, the Plan may foreclose on the portion of the Member's Accounts for which a distributable event has occurred. In the event of foreclosure, a distributable event shall be deemed to occur immediately following the next Valuation Date for any portion of an Account with respect to which the Member or the Member's Beneficiary would be permitted in accordance with Sections 9.1 or
          10.1 to elect an immediate distribution;

               (c)  The receivable representing the loan
          (and other loans to the same Member) will be accounted for by the Trustee as a separate earmarked investment solely for the individual account of the Member. A Member's payments to the Trust of principal and interest on the loan shall be invested by the Trustee as elected by the Member in accordance with the Member's investment directions for future contributions in accordance with Section 8.2, as soon as reasonably practical;

               (d) A Participant may request a loan by using the Telephone Service to communicate such request directly to the Recordkeeper, and by filing such forms with, and providing such information to, the Recordkeeper as the Recordkeeper shall require.
          If a Member calls to request a loan, and the Member shall receive a check the loan terms will be effective as soon as administratively practicable in accordance with procedures established by the Committee;

               (e) No loan shall remain outstanding after a Member is no longer a Party in Interest. If a Member who is no longer a Party in Interest elects under Section 10.7 not to file a claim for the commencement of benefits when the Member's employment is terminated, the balance of any outstanding loan must be repaid in full within sixty (60) days.

               (f) Loan Origination Fee. From time to time the Committee may set a reasonable loan origination fee for each loan application. Such fees shall be deducted from loan proceeds paid to loan applicants.




                       ARTICLE X

                      Distribution

     10.1 Amount of Distribution. The vested value of a Member's Accounts shall not be distributable to a Member or the Member's Beneficiary, in accordance with such Member's or Beneficiary's election, earlier than upon separation from service, death, or Permanent
Disability.

Such amounts may also be distributed, at the discretion of the Committee, upon:

            (a)  Termination of the Plan without the
      establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in section 4975(e)(7) of the Code), a simplified employee pension plan (as defined in section 408(k)of the Code) or a SIMPLE IRA plan (as defined in Section 408(p) of the Code).

           (b) The sale or other disposition by the Company to an unrelated corporation of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used in a trade or business of the Company if such corporation continues to maintain the Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.

           (c) The sale or other disposition by the Company to an unrelated entity or individual of the Company's interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) if the Company continues to maintain the Plan, but only with respect to employees who continue their employment with such subsidiary.

           (d)  The attainment of age 59 1/2.

           (e)  The hardship of the Member as described in
      Section 9.1(b) of the Plan.

     The vested value of the Member's Account shall be determined in accordance with Article VII (Vesting of Accounts) as of the close of the last business day immediately preceding the day on which the distribution is made. In the case of the Member's Total and Permanent disability the vested value of the Member's account shall be determined as of the close of the business day next following the date the Committee determines that the Member has a Total and Permanent
Disability. In any event, the vested value of a Member's Account shall be determined no later than the close of the last business day which immediately precedes the Member's Required Beginning Date (or the date which would have been the Member's Required beginning Date had the Member survived). Distributions under the Plan to a Member's Beneficiary shall be completed not more than five years after the Member's death.

     10.2  Notice of Options and Normal Form of
Distribution.

              (a) Notice of Options.

                 (i)  No less than thirty (30) nor more
               than ninety (90) days prior to the date of any distribution hereunder the Recordkeeper shall provide the Member with a general description of the material features and an explanation of the relative values of the optional forms of benefits available under the Plan.

                 (ii)  If the distribution is one to
               which sections 401(a)(11) and 417 of the Code do apply such distributions may commence less than thirty (30) days after the notice required by Section 10.8 provided that:

                         (A)  The Recordkeeper clearly inform the
                    Member that the Member has a right to at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity (permitted under the USI Plan) and consent to a form of distribution other than a Qualified Joint and Survivor Annuity.

                         (B)  the Member, after receiving the notice,
               affirmatively elects a distribution.

                 (iii)  If the distribution is one to which
          sections 401(a)(11) and 417 of the Code do apply such distributions may commence less than thirty (30) days after the notice required by Section 10.8 provided that:

                         (A)  The Recordkeeper clearly inform the
                    Member that the Member has a right to at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity (permitted under the USI Plan) and consent to a form of distribution other than a Qualified Joint and Survivor Annuity.

                         (B)  Member is permitted to revoke an
                    affirmative distribution election at least until the annuity starting date, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Member.

                         (C)  The annuity starting date is after the
                    date that the explanation of the Qualified Joint and Survivor Annuity is provided to the Member. However, the annuity starting date may be before the date that any affirmative distribution election is made by the Member and before the date that the distribution is permitted to commence under paragraph (D) of this section.

                         (D)  Distribution in accordance with the
                    affirmative election does not commence before the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the participant.

               (b) Normal Form of Distribution. Unless otherwise elected in accordance with Section 10.3 and subject to Section 10.7, distributions shall be made by the Trustee as soon as practicable after the Valuation Date next following the Member's (or the Member's Beneficiary's as the case may be) election by Telephone Service to receive a distribution of the vested value of such Member's Account, in a single sum in cash except that (i) at the Member's option Employer Securi-ties held in the Member's Account may be distributed in kind and (ii) in the discretion of the Committee, a note with respect to a Participant's loan from such Member's Compensation Deferral Account may be distributed in kind.

               (c) USI Chemicals Co. Inc. Savings Plan (the "USI Plan") Grandfathered Distribution Options. Notwithstanding Section 10.2 (b), above, a Member who, prior to April 1, 1988, was a participant in the USI Plan may elect, in accordance with procedures prescribed by the Committee which shall be substantially similar to those under the USI Plan to have his or her Vested Portion applied to the purchase of a nonforfeitable fixed annuity, provided that if the annuity form selected by such Member is not a joint and survivor annuity with the Member's spouse as the Beneficiary, the value of the benefit payable to the Member under the annuity shall never be less than 51% of the total value of the benefits payable under the annuity to the Member and his or her beneficiary. If the Member is married on the annuity starting date, and if he or she has not elected otherwise, the benefit shall be in the form of a joint and survivor annuity providing for a pension payable to the Member during his or her life and after his or her death a pension at the rate of one half of the pension paid to the Member payable during the life of, and to the spouse to whom he or she was married on the annuity starting date. Any such Member described in this paragraph (a) may elect during the 90 day period preceding the annuity starting date, not to take the joint and survivor annuity and to take instead another form of annuity. Elections under this paragraph (c) shall be in writing and shall be subject to receipt by the Committee of spousal consent to the election. The Committee shall furnish each such Member with a written explanation of the joint and survivor annuity in accordance with applicable law within a reasonable time prior to the beginning of the election period. A Member may revoke his or her election and make a new election from time to time and at any time during the aforesaid election period.

               (d) Notwithstanding any provision of
          this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee's retirement, death, disability, or severance from Employment, and prior to plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of section 414(1) of the internal Revenue Code, to this Plan from a money purchase pension plan qualified under section 401(a) of the Internal Revenue Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions)

     10.3  Alternate Form of Distribution. A Member
(but not a member's beneficiary) may request from the Recordkeeper by Telephone Service to have the value of his or her Accounts distributed in a manner other than in accordance with Section 10.2. For any portion of a Member's benefits accrued under either of the SCM
Glidco RSIP or the SCM Chemicals RSIP before May 1,
1995 such alternate form of payment may be an annuity contract. Using Telephone Service, any Member may also request from the Recordkeeper periodic installments of all benefits commencing at such time as the Member shall elect in accordance with the Plan payable over a fixed period not to exceed the lesser of ten years or the life expectancy of the Member at the time payments commence. If a Member requests, payments of installment distributions shall begin as soon as administratively practicable in accordance with procedures established by the Committee. Payment of any interest in the Company Stock Fund in a Member's
Accounts, if any, to which the Member has a nonforfeitable interest may be made in cash solely for the purpose of effecting such alternate form of distribution.

     If the form of distribution for benefits accrued under the SCM Glidco RSIP or the SCM Chemicals RSIP prior to May 1, 1995 is to be an annuity contract, it may be in such form and with such provisions as the Member may elect which are available for purchase from an insurance company including, but not limited to, a full cash refund life annuity, an annuity with income for life or an annuity with income for a period certain
(payable at least annually). Such distribution is to be provided through the purchase from an insurance company of a nontransferable annuity contract; provided the benefit under such annuity contract cannot be paid to anyone other than the Member prior to the Member's death, and if a joint and survivor annuity is provided, unless such joint annuitant shall be the Member's spouse, the actuarial value of the Member's benefits, as of the date benefit payments commence, shall be more than 50 percent (50%) of the Member's vested accounts.

               (a)  Limitation on Member Elections.
          Notwithstanding any elections made by the Member, benefit payments shall be made over a period not in excess of the life of the Member or the lives of the Member and Member's Beneficiary or the Member's life expectancy or the joint and last survivor life expectancy of the Member and the Member's Beneficiary. In the event the annuity benefits have commenced to be paid to a Member before the Member's death the remaining interest will be distributed at least as rapidly as under the election made by the Member prior to the date of death.

               (b)  Qualified Joint and Survivor Annuities.
          Notwithstanding the foregoing provisions of this Section, 10.3, in the case of a Member who has elected to receive an annuity form of benefit, distribution shall be in the form of a Qualified Joint and Survivor Annuity, unless the Member with the Member's spouse's consent as provided in
          Section 10.8 elects to receive a different form of annuity. The term "Qualified Joint and Survivor Annuity" means an annuity payable to the Member for life and, if the Member's spouse survives the Member, a survivor annuity payable to the spouse for life in an amount equal to 50 percent (50%) of the annuity payable to the Member. If the Member who has elected to receive an annuity form of benefit is not married, subject to Section 10.6 (Qualified Domestic Relations Order), the annuity shall be paid in the form of a single life annuity unless the Member waives the single life annuity. The amount of benefits payable under a Qualified Joint and Survivor Annuity shall be the amount which can be purchased from an insurance company with the Member's Accounts.

               (c)  A Member who elects to receive benefits
          in the form of a life annuity and to whom benefits would be payable in the form of a Qualified Joint and Survivor Annuity pursuant to this Section 10.3 shall have the right to waive a Qualified Joint and Survivor Annuity (such waiver shall be consented to by the Member's spouse in writing in accordance with Section 10.8 by delivering written notice to the Committee, at any time with the 90-day period prior to the annuity starting date, to receive a different form of an annuity).

          If a Member to whom benefits would be payable in the form of a Qualified Joint and Survivor Annuity elects to receive benefits in the form of an annuity the Committee shall not less than thirty
          (30) nor more than ninety (90) days before the annuity starting date provide the Member, by personal delivery or first class mail, with a written explanation of:

                    (i)  the terms and conditions of the
               Qualified Joint and Survivor Annuity;

                    (ii) the Member's rights to make, and the
               effect of, an election to waive the Qualified
               Joint and Survivor Annuity;

                    (iii) the rights of the Member's spouse to
               consent to the Member's election to waive the Qualified Joint and Survivor Annuity and the effect of consenting to such waiver; and

                    (iv) the Member's right to make, and the
               effect of, a revocation of an election to waive the Qualified Joint and Survivor
               Annuity.

          Any election made by a Member pursuant to Sections 10.3(b) and 10.3(c) may be revoked by such Member by delivering written notice to the Committee at any time prior to the Member's annuity starting date and, once revoked, may be made again at any time by delivering written notice to the Committee prior to the Member's annuity starting date.


     Distributions will be made in accordance with the requirements of the regulations under Code Section
401(a)(9), including the minimum distribution incidental benefit requirements of Proposed Regulations
Section 1.401(a)(9)-2. Such minimum distribution requirements shall supersede any distribution options in the Plan that are inconsistent therewith.

     10.4 Identity of Payee. The determination of the Committee as to the identity of the proper payee of any benefit under the Plan and the amount of such benefit properly payable shall be conclusive, and payment in accordance with such determination shall constitute a complete discharge of all obligations on account of such benefit.

     10.5  Non-alienation of Benefits.

               (a) No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal processes, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No benefit, nor any fund which may be established for the payment of such benefits, shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber benefits to which such person may become entitled under this Plan, or if by reason of such person's bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Committee, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them to or for the benefit of such person entitled thereto under the Plan or such person's spouse, children or other dependents, or any of them, in such manner as the Committee may deem proper.

               (b)  Notwithstanding Section 10.5(a), the Trustee

                    (i) shall comply with an order entered on or after January 1, 1985, determined by the Committee to be a Qualified Domestic Relations Order,

                    (ii) may treat an order entered before January 1, 1985, as a Qualified Domestic Relations Order even if it does not meet the requirements of Code
               Section 414(p), and

                    (iii) shall comply with a Federal tax levy made pursuant to Code Section 6331 and with collection proceedings by the United States on a judgment resulting from an unpaid tax assessment.


     10.6  Qualified Domestic Relations Order.

               (a) The Plan shall comply with the provisions of Code Section 414(p) relating to qualified domestic relations orders and all regulations pertaining thereto.

               (b) An alternate payee's interest in the Plan will be distributed in the form of a single sum as soon as practicable after a proposed order is determined to be a qualified domestic relations order.

     10.7 Commencement of Benefits. Unless a Member elects otherwise, the payment of benefits under the Plan shall begin not later than the 60th day after the latest of the close of the Plan Year in which:

            (a)  the Member attains age 65;

            (b)  the 10th anniversary of the date the
         Member's  participation in the Plan occurs:

            (c) the Member's employment with the Company or an Affiliate is terminated;

provided that no benefits shall be distributed unless the Member has filed a claim for benefits until the Valuation Date immediately preceding the Required
Beginning Date and further provided that all benefits shall be distributed to the Member not later than the Member's Required Beginning Date.

     10.8 Spousal Consent. A valid spousal consent to the Member's naming of a Beneficiary other than the Member's spouse or to the Member's waiver of a Qualified Joint and Survivor Annuity (permitted under the USI Plan) shall be designated:

         (a)  in a writing acknowledging the
     effect of the consent;

         (b)  witnessed by a notary public; and

         (c)  effective only for the spouse who
     exercises the consent;

provided that, notwithstanding the provisions of this
Article X, the consent of a Member's spouse shall not be required if it is established to the satisfaction of the Plan Administrator that such consent may not be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

     10.9 Payments Without Election. Notwithstanding any other provision of this Article X, if a Member or a Beneficiary is entitled to a distribution and (1) if the vested value of a Member's Account or the vested value of the Beneficiary's share of the Member's
Account before benefits are paid or commence to be paid hereunder does not exceed (and at the time of any previous distribution did not exceed) $5,000, or (2) the Member is no longer an Employee and has reached 69-
1/2 years of age (or the Member's Beneficiary has reached 69-1/2 years of age if the Member has died), the Committee may in accordance with uniform and nondiscriminatory rules direct the immediate distribution of such benefit to the person entitled thereto regardless of any election or consent of the Member, the Member's spouse or other Beneficiary.
Additionally, if a Member who has reached 70-1/2 years of age is an Employee, the Committee may direct that required annual minimum distributions be made in accordance with Code Section 401(a)(9) and the regulations thereunder.

     10.10  Trustee to Trustee Transfers.

               (a) A Member who receives an Eligible Rollover Distribution may elect, by using Telephone Service, to have such distribution paid directly to an Eligible Retirement Plan by specifying to the Recordkeeper the Eligible Retirement Plan to which such distribution is to be paid in a direct trustee to trustee transfer pursuant to such uniform rules as to the form and time of transfer as the Committee shall prescribe.

               (b) (i) "Eligible Rollover Distribution." An Eligible Rollover Distribution is any distribution of all or a portion of the balance to the credit of the Member distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Member distributee or the joint lives (or joint life expectancies) of the Member distributee and the Member's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income ( determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities).

               (b) (ii) "Eligible Retirement Plan." An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section
          401(a) of the Code, that accepts the Member distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse of a Member, an Eligible Retirement
          Plan is an individual retirement account or an individual retirement annuity.




                       ARTICLE XI

               Administration of the Plan

     11.1 Plan Administrator. The Committee shall be the Plan Administrator:

               (a) The Committee shall administer, enforce and interpret the Plan and the trust agreement established hereunder and shall have the powers necessary thereto, including but not by way of limitation the powers to exercise its responsibilities in accordance with Sections 1.3 (Appropriate Notice), 1.9 (Compensation),
     1.20 (Enrollment Date), 1.29 (Leave of Absence), 1.42 (Total and Permanent Disability), Article II
     (Eligibility and Membership) 3.1 (Compensation Deferral Contributions), 3.2 (Changes and Suspension of Contributions), 4.1 (Limitations), 6.1 (Maintenance of Accounts), 6.2 (Valuations), Article VIII (Investment of Accounts), Article IX (Withdrawals and Loans During Employment), 12.6 (Disbursement of Funds), Article XIV (Miscellaneous), and the remainder of this Article XI, and

               (b) Authority to hold the funds of the Plan shall be delegated to the Trustee in accordance with Section
     12.2 (Trustee), and

               (c) Authority to direct the investment of the Plan's funds shall be delegated to an Investment
     Manager in accordance with Section 12.3 (Investment
     Manager).

     With respect to all other responsibilities of the Plan Administrator the Committee shall act through its duly authorized officers and agents.

     11.2  Board of Directors.  With respect to
Sections 5.1 (Amount of Employer Matching
Contributions), 11.8 (Personal Liability), 13.1 (Right to Amend) and 13.2 (Suspension or Termination) the Employer shall act only by resolution, or pursuant to an enabling resolution of the Board of Directors.

     11.3 Appointment of the Committee. The Committee shall be the Benefits Administration Committee appointed by the Board of Directors.

     11.4 Compensation, Expenses. All proper expenses required for the administration of the Plan incurred by the Committee, the Employer, an Investment Manager or the Trustee for accounting, legal and other professional, consulting or technical services, including fees and expenses of a recordkeeper, the Trustee or any Investment Manager shall be paid by the Trust.

     11.5 Committee Actions, Agents. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate.

     Any action of the Committee, including but not by way of limitation, instructions to the Trustee, shall be evidenced by the signature of a member who has been so authorized by the Committee to sign for it, and the Trustee shall be fully protected in acting thereon. A certificate of the secretary or an assistant secretary of the Committee setting forth the name of the members thereof shall be sufficient evidence at all times as to the persons then constituting the Committee.

     11.6 Committee Meetings. The Committee shall hold meetings upon such notice, at such time and place as they may determine. The Committee shall act by a majority of its members at the time in office and such action may be taken from time to time by a vote at a meeting or in writing without a meeting. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.

     11.7  Authority and Duties of the Committee.  The
Committee may from time to time establish rules for the administration of the Plan. The Committee shall have the exclusive right to interpret the Plan and to decide any matters arising thereunder in connection with the administration of the Plan. It shall endeavor to act by general rules so as not to discriminate in favor of any person. Its decisions and the records of the Committee shall be conclusive and binding upon the Employer, Members and all other persons having an interest under the Plan. No member of the Committee shall be disqualified from exercising the powers and discretion herein conferred by reason of the fact that the exercise of any such power or discretion may affect the payment of benefits to such member under the Plan;
however, no member may vote on a matter relating exclusively to such member. To the extent that it is administratively feasible, the period of notice required for Members' elections to commence, change or suspend contributions hereunder or to make or change investment elections for either future contributions or existing accounts may be relaxed, reduced or eliminated by the Committee in accordance with uniform and non-discriminatory rules.

     The Committee shall keep or cause to be kept all records and other data as may be necessary for the administration of the Plan.

     11.8  Personal Liability.  To the extent not
contrary to the provisions of ERISA, no member of the Committee, officer, director or employee of an Employer shall be personally liable for acts done in good faith hereunder unless resulting from such member's own negligence or willful misconduct. Each such member of the Committee, officer and director shall be indemnified by the Employer against expenses reasonably incurred by such member in connection with any action to which he may be a party by reason of such member's responsibilities hereunder, except in relation to matters as to which such member shall be adjudged in such action to be liable for negligence or misconduct in the performance of such member's duty. However, nothing in this Plan shall be deemed to relieve any person who is a fiduciary under the Plan for purposes of ERISA from any responsibility or liability which such Act shall impose upon such member.

     11.9  Dealings Between Committee and Individual
Members. Any notice required to be given to, or any document required to be filed with, the Committee will be properly given or filed if mailed by registered or certified mail, postage prepaid, or delivered to the Chairman of the Benefits Administration Committee, c/o
Millennium Chemicals Inc., 230 Half Mile Road, P.O. Box
7015, Red Bank, NJ 07701, or delivered as the Committee may hereafter from time to time prescribe.

     The Committee shall make available to such Member for examination, such of its records as pertain to the benefits to which such Member shall be entitled under the Plan.

     11.10  Information To Be Supplied by the Employer.
The Employer shall provide the Committee or its delegate with such information as it shall from time to time need in the discharge of its duties.

     11.11 Records. The regularly kept records of the Committee and the Employer shall be conclusive evidence of the Credited Service and Service of an Employee, the Employee's Compensation, age, marital status, status as an Employee, and all other matters contained therein applicable to this Plan; provided that an Employee may request a correction in the record of age or any other disputed fact at any time prior to retirement. Such correction shall be made if within 90 days after such request the Employee furnishes the Committee in support thereof documentary proof of age or the other disputed fact satisfactory to the Committee.

     11.12 Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

     11.13  Fiduciary Responsibility.  If a Plan
fiduciary acts in accordance with ERISA, Title I, Subtitle B, Part 4,

               (a) in determining that a Member's spouse has consented to the naming of a Beneficiary other than the spouse or that the consent of the Member's spouse may not be obtained because there is no spouse, the spouse cannot be located or other circumstances prescribed by the Secretary of the Treasury by regulations, then to the extent of payments made pursuant to such consent, revocation or determination, the Plan and its fiduciaries shall have no further liability; or

               (b) in treating a domestic relations order as being (or not being) a Qualified Domestic Relations Order, or, during any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined (by the Committee, by a court of competent jurisdiction, or otherwise), in separately accounting for the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a Qualified Domestic Relations Order, in paying the amounts separately accounted for to the person entitled thereto if within 18 months the domestic relations order (or a modification thereof) is determined to be a Qualified Domestic Relations Order, in paying such amounts to the person entitled thereto if there had been no order if within 18 months the domestic relations order is determined not to be qualified or if the issue is not resolved within 18 months and in prospectively applying a domestic relations order which is determined to be qualified after the close of the 18-month period, then the obligation of the Plan and its fiduciaries to the Member and each alternate payee shall be discharged to the extent of any payment made pursuant to such acts.

     11.14  Claim Procedure.

               (a) Each Member or Beneficiary ("Claimant") may submit an application for benefits ("Claims") to the Committee or to such other person as may be designated by the Committee in writing in such form as is provided or approved by the Committee. A Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a Claim prior to filing a Claim and exhausting all rights to review in accordance with this Section.

          When a Claim has been filed properly, such Claim shall be evaluated and the Claimant shall be notified of the approval or the denial of the Claim within ninety (90) days after the receipt of such Claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period, which notice shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the Claim was filed). A Claimant shall be given a written notice in which the Claimant shall be advised as to whether the Claim is granted or denied, in whole or in part. If a Claim is denied, in whole or in part, the notice shall contain (1) the specific reasons for the denial, (2) references to pertinent Plan provisions upon which the denial is based, (3) a description of any additional material or information necessary to perfect the Claim and an explanation of why such material or information is necessary, and (4) the Claimant's rights to seek review of the denial.

               (b) If a Claim is denied, in whole or in part, the Claimant shall have the right to (i) request that the Committee (or such other person as shall be designated in writing by the Committee) review the denial, (ii) review pertinent documents, and (iii) submit issues and comments in writing, provided that the Claimant files a written request for review with the Committee within sixty (60) days after the date on which the Claimant received written notification of the denial. Within sixty (60) days after a request for review is received, the review shall be made and the Claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when such reviews shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed. The decision on review shall be forwarded to the Claimant in writing and shall include specific rea-sons for the decision and references to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes. If a Claimant shall fail to file a request for review in accordance with the procedures herein outlined, such Claimant shall have no rights to review and shall have no right to bring action in any court and the denial of the Claim shall become final and binding on all persons for all purposes.




                      ARTICLE XII

              Operation of the Trust Fund

     12.1 Trust Fund. All assets of the Plan shall be held in trust as a Trust Fund for the exclusive benefit of Members and their Beneficiaries, and no part of the corpus or income shall be used for or diverted to any other purpose. No person shall have any interest in or right to any part of the Trust Fund, except to the extent provided in the Plan.

     12.2  Trustee.  All contributions to the Plan
shall be paid to a Trustee or Trustees which shall be appointed from time to time by the Company by appropriate instrument with such powers in the Trustee as to control and disbursement of the funds as the Company shall approve and as shall be in accordance with the Plan. The Company may remove any Trustee at any time, upon reasonable notice and upon such removal or upon the resignation of any Trustee the Company shall designate a successor Trustee.

     12.3 Investment Manager. In accordance with the terms of the trust agreement, the Committee may appoint one or more Investment Managers (individuals and/or other entities), who may include the Trustee and who are collectively referred to herein as the Investment
Manager, to direct the investment and reinvestment of part or all of the Plan's funds that are not invested in Employer Securities. The Company may change the appointment of the Investment Manager from time to time.

     12.4 Purchase and Holding of Securities. As soon as convenient after receiving contributions, the Trustee shall:

             (a) in the case of contributions which are to be invested in any of the Core Funds purchase securities for such Funds as the Trustee deems advisable and register such stock and securities in the name of the Trustee or its nominee;

              (b) (i) in the case of cash contributions which are to be invested in Employer
            Securities purchase Employer Securities
            in the open market and register and hold such securities in the name of the Trustee or its nominee;

                     (ii) in the case of contributions of
                Employer Securities in kind register and
            hold such securities in the name of the
            Trustee or its nominee, and

            (c) in the case of contributions which are to be invested in the Stable Value Fund, or any similar fund, purchase group annuity
      contracts or make other investment
      arrangements that in the aggregate provide a stable rate of return.

     12.5  Voting of Employer Securities.  For
shareholders' meetings Members shall be furnished proxy0 material and a form for instructing the Trustee how to vote the Employer Securities represented by units credited to their Accounts, and the Trustee shall vote or otherwise exercise shareholder rights with respect to such Employer Securities as instructed. The
Trustee shall hold such instructions in confidence and shall not divulge them to anyone, including, but not limited to, the Employer, its officers or employees.

      Shares for which no instructions are received shall be voted by the Trustee in the same proportion as those shares for which instructions have been received.
With respect to the exercise of shareholder's rights to sell or retain the Employer Securities represented by units credited to a Member's Accounts in extraordinary instances involving an unusual price and terms and conditions for such securities such as a tender offer, the Trustee shall act in accordance with the Committee's instructions.

     12.6 Disbursement of Funds. The funds held by the Trustee shall be applied, in the manner determined by the Committee, to the payment of benefits to such persons as are entitled thereto in accordance with the Plan.

     The Committee shall determine the manner in which the funds of the Plan shall be disbursed in accordance with the Plan, including the form of voucher or warrant to be used in authorizing disbursements and the qualification of persons authorized to approve and sign the same and any other matters incident to the disbursement of such funds.

     12.7  Exclusive Benefit of Members.  All
contributions under the Plan shall be paid to the Trustee and deposited in the Trust Fund and shall be held, managed and distributed solely in the interest of the Members and beneficiaries for the exclusive purpose of (1) providing benefits to Members and beneficiaries and (2) defraying reasonable administrative expenses of the Plan and the Trust, to the extent such expenses are not paid by the Company or an Affiliate provided that:

               (a) if, and to the extent, a deduction for a contribution under Section 404 of the Code is disallowed, contributions conditioned upon deductibility shall be returned to the Company or an Affiliate within one year after the disallowance of the deduction; and

               (b) if, and to the extent, a contribution is made through a good faith mistake of fact, such contribution shall be returned to the Company or an Affiliate within one year of the payment of the contribution.



                      ARTICLE XIII

           Amendment, Termination and Merger

     13.1 Right to Amend. The Company reserves the right at any time, and from time to time, to modify or amend in whole or in part the provisions of the Plan, but no such amendment shall divest any Member of any amount previously credited to a Member's Accounts or, except to the extent permitted by the Secretary of the Treasury by regulation, shall eliminate with respect to a Member's Account balance at the time of such amendment an optional form of benefit, and further provided that no part of the assets of the Trust Fund shall, by reason of any modification or amendment, be used for or diverted to, purposes other than for the exclusive benefit of Members and their Beneficiaries, under the Plan.

     13.2 Suspension or Termination. The Employer may at any time suspend Employer Matching Contributions and Compensation Deferral Contributions in whole or in part. The suspension of Employer Matching
Contributions and Compensation Deferral Contributions shall not in itself constitute a termination of the Plan. The Employer may at any time terminate or discontinue the Plan by filing with the Committee a certified copy of the resolution of its board of directors authorizing the termination or discontinu-ance.

     If the Plan is terminated, no further
contributions shall be made by the Employer and the Account of each Member shall be applied for the Member's (or the Member's Beneficiary's) benefit either by payment in cash or in kind, or by the continuation of the Trust Fund in accordance with the trust instrument and the provisions of the Plan as though the Plan were otherwise in full force and effect.

     13.3 Merger, Consolidation or Transfer. In the case of any merger, or consolidation with, or transfer of assets or liabilities to any other plan, each Member in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit such Member would have been entitled to receive immediately before the merger consolidation, or transfer (if the Plan had then terminated).




                      ARTICLE XIV

                     Miscellaneous

     14.1 Uniform Administration. Whenever, in the administration of the Plan, any action is required by the Company, the Employer or the Committee, including, but not by way of limitation, action with respect to eligibility or classification of employees, contribu-

tions or benefits, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of Members who are officers or significant shareholders of the Employer or persons whose principal duties consist of supervising the work of other employees or highly compensated Members.

     14.2  Payment Due an Incompetent.  If the
Committee determines that any person to whom a payment is due hereunder is incompetent by reason of physical or mental disability, the Committee shall have power to cause the payments becoming due to such person to be made to another for the benefit of the incompetent, without responsibility of the Committee or the Trustee to see to the application of such payment. Payments made in accordance with such power shall operate as a complete discharge of all obligations on account of such payment of the Committee, the Trustee and the Trust Fund.

     14.3 Source of Payments. All benefits under the Plan shall be paid or provided solely from the Trust
Fund and the Employer assumes no liability or responsibility therefor, except to the extent required by law.

     14.4 Plan Not a Contract of Employment. Nothing herein contained shall be deemed to give any Eligible
Employee or Member the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Eligible Employee or Member at any time.

     14.5  Applicable Law.  Except to the extent
governed by Federal law the Plan shall be administered and interpreted in accordance with the laws of the State of New York.

     14.6 Unclaimed Amounts. It shall be the duty and responsibility of a Member or a Beneficiary to keep the Committee apprized of such Member's whereabouts and of such Member's current mailing address. Unclaimed amounts shall consist of the amounts of the Accounts of a retired, deceased or terminated Member which cannot be distributed because of the Committee's inability, after a reasonable search, to locate a Member or a Member's Beneficiary within a period of two (2) years after the payment of benefits becomes due. Unclaimed amounts for a Plan Year shall be forfeitures for the Plan Year in which such two-year period shall end.
Such forfeitures shall be treated as provided in
Section 5.2.

     If an unclaimed amount is subsequently properly claimed by the Member or the Member's Beneficiary
("Reclaimed Amount") and unless an Employer in its discretion makes a contribution to the Plan for such year in an amount sufficient to pay such Reclaimed
Amount to the extent that the Reclaimed Amount originated as an unclaimed amount, it shall be charged against forfeitures for the Plan Year and, to the extent such forfeitures are not sufficient, shall be treated as an expense of the Trust Fund.




                       ARTICLE XV

                  Top Heavy Provisions

     15.1  Application.  The definitions in Section
15.2 shall apply under this Article XV and the special rules in Section 15.3 shall apply in accordance with Code Section 416, notwithstanding any other provisions of the Plan, for any Plan Year in which the Plan is a Top Heavy Plan and for such other Plan Years as may be specified herein. This Article XV shall have no effect on the amount of or eligibility for benefits under the Plan of a Member unless and until the Plan becomes a Top Heavy Plan.

     15.2  Special Top Heavy Definitions.  The
following special definitions shall apply under this
Article XV.

           (a)  "Aggregate Employer Matching
      Contributions" means the sum of all Employer
      Matching Contributions including amounts con-tributed as a result of a salary reduction agreement and forfeitures under this Plan allocated for a Member to the Plan and employer contributions and forfeitures allocated for the Member to all Related Defined Contribution Plans in the Aggregation Group; provided, however, that for Plan Years beginning before January 1, 1985,
      Compensation Reduction Contributions under this
      Plan and employer contributions attributable to compensation reduction or similar arrangement under Related Defined Contribution Plans shall not be included in Aggregate Employer Matching
      Contributions.

          (b)  "Aggregation Group" means the group of
     plans in a Mandatory Aggregation Group, if any, that includes the Plan, unless inclusion of Related Plans in the Permissive Aggregation Group in the Aggregation Group would prevent the Plan from being a Top Heavy Plan, in which case "Aggregation Group" means the group of plans consisting of the Plan and each other Related Plan in a Permissive Aggregation Group with the Plan.

                  (i)  "Mandatory Aggregation Group" means
               each plan (considering the Plan and Related
               Plans) that, during the Plan Year that
               contains the Determination Date or any of the four preceding Plan Years,

                        (A) had a Member who was a Key
                    Employee, or

                        (B) was necessary to be considered
                    with a plan in which a Key Employee
                    participated in order to enable the plan in which the Key Employee participated to meet the requirements of Section 401(a)(4) and Section 410 of the Internal Revenue Code.

          If the Plan is not described in (A) or
          (B) above, it shall not be part of a
          Mandatory Aggregation Group.

                 (ii)  "Permissive Aggregation Group"
          means the group of plans consisting of (A) the plans, if any, in a Mandatory Aggregation
          Group with the Plan, and (B) any other
          Related Plan, that when considered as a part of the Aggregation Group, does not cause the Aggregation Group to fail to satisfy the requirements of Section 401(a) and Section
          410 of the Code. A Related Plan in (B) of the preceding sentence may include a simplified employee pension plan, as defined in Code Section 408(k), and a collectively bargained plan, if when considered as a part of the Aggregation Group such plan does not cause the Aggregation Group to fail to satisfy the requirements of Section 401(a)(4) and Section 410 of the Code considering, if the plan is a multi-employer plan as described in Code Section 414(f) or a multiple employer plan as described in Code
          Section 413(c), benefits under the plan only to the extent provided to employees of the employer because of service with the employer, and, if the plan is a simplified employee pension plan, only the employer's contribution to the plan.

          (c) "Determination Date" means, with respect to a Plan Year, the last day of the preceding Plan
      Year or, in the case of the first Plan Year, the last day of such Plan Year. If the Plan is aggregated with other plans in the Aggregation
      Group, the Determination Date for each other plan shall be, with respect to any Plan Year, the Determination Date for each such other plan which falls in the same calendar year as the Determination Date for the Plan.

           (d)  "Key employee" Any Employee or former
      Employee (and the beneficiaries of such Employee) who at any time during the determination period was (i) an officer of the Employer if such individual's annual compensation exceeds 50% of the dollar limitation under IRC Section
      415(b)(1)(A), (ii) an owner (or considered an owner under IRC Section 318) of one of the ten largest interests in the Employer if such individuals's compensation exceeds 100% of the dollar limitation under IRC Section 415(c)(1)(A),
      (iii) a five-percent owner of the Employer, or
      (iv) a one-percent owner of the Employer who has an annual compensation of more than $150,000.
      "Annual compensation" means compensation as defined in IRC Section 415(c)(3), and for all Plan
      Years includes amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under IRC Section 125, Section 402(e)(3), Section 402(h) or Section 403(b). The Measurement Period is the
      Plan Year containing the determination date and the four preceding Plan Years.

          The determination of who is a key employee will be made in accordance with IRC Section 416(i)(1) and the regulations thereunder.

            (e)  "Non-Key Employee" means for the Plan
      Year containing the Determination Date a person or the beneficiary of a person who had an account balance in the Plan or an account balance in any Related Plan in the Aggregation Group during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years and who is not a Key Employee.

            (f)  "Present Value of Accrued Benefits"
      means, for any Plan Year, an amount equal to the sum of (i), (ii) and (iii) for each person, who in the Plan Year containing the Determination Date, was a Key Employee or a Non-Key Employee:

                 (i) Subject to (iv) below, the value of
              a Member's Accounts under the Plan and each Related Defined Contribution Plan in the
              Aggregation Group, determined as of the
              Valuation Date coincident with or immediately preceding the Determination Date, adjusted for contributions due as of the Determination
              Date, as follows:

                         (A) in the case of a plan not
                    subject to the minimum funding
                    requirements of Section 412 of the Code, by including the amount of any contributions actually made after the valuation date but on or before the Determination Date, and, in the first plan year of a plan, by including contributions made after the
                    Determination Date that are allocated as of a date in that first plan year; and

                       (B) in the case of a plan that is
                    subject to the minimum funding
                    requirements, by including the amount of any contributions that would be allocated as of a date not later than the Determination Date, plus adjustments to those amounts as required under applicable rulings, even though those amounts are not yet required to be contributed or allocated (e.g., because they have been waived) and by including the amount of any contributions actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in
                    Section 412(c)(10) of the Code.

                  (ii)  Subject to (iv) below, the sum of
               the actuarial present values of a person's accrued benefits under each Related Defined
               Benefit Plan in the Aggregation Group,
               expressed as a benefit commencing at normal retirement date (or the person's attained age, if later) determined in accordance with Code Section 416(g) based on the following actuarial assumptions:

                        (A)  Interest rate 5% compounded; and

                        (B)  80% of the rates underlying
                    the 1984 Unisex Pension Mortality Table, adjusted by applying a 3-year age setback for the Member's spouse, where applicable;

          The present value of an accrued benefit
          for any person who is employed by an
          Employer maintaining a plan on the
          Determination Date is determined as of
          the most recent valuation date which is
          within a 12-month period ending on the
          Determination Date, provided however that

                         (C)  for the first plan year of the
                    plan, the present value for an employee
                    is determined as if the employee had a
                    termination of employment (1) on the
                    Determination Date or (2) on such
                    valuation date but taking into account
                    the estimated accrued benefits as of the Determination Date, and

                        (D)  for the second and subsequent
                    plan years of the plan, the accrued
                    benefit taken into account for  an
                    employee is not less than the accrued
                    benefit taken into account for the first plan year unless the difference is attributable to using an estimate of the accrued benefit as of the Determination Date for the first plan year and using the actual accrued benefit as of the Determination for the second plan year.

                    For purposes of this paragraph (ii), the valuation date is the valuation date used by the plan for computing plan costs for minimum funding, regardless of whether a valuation is performed that year.

                 If the plan provides for a
          nonproportional subsidy as described in
          Treasury Regulations Section 1.416-1(T-26), the present value of accrued benefits shall be determined taking into account the value of nonproportional subsidized early retirement benefits and nonproportional subsidized benefit options.

                   (iii)  Subject to (iv) below, the
               aggregate value of amounts distributed from the Plan and each Related Plan in the Aggregation Group during the plan year that includes the Determination Date or any of the four preceding plan years including amounts distributed under a termination plan which, if it had not been terminated, would have been in the Aggregation Group.

                  (iv)  The following rules shall apply in
            determining the Present Value of Accrued
            0Benefits:

                          (A)  Amounts attributable to
                    qualified voluntary employee
                    contributions, as defined in Section
                    219(e) of the Internal Revenue Code,
                    shall be excluded;

                          (B)  In computing the Present Value
                    of Accrued Benefits with respect to
                    rollovers or plan-to-plan transfers, the following rules shall be applied to determine whether amounts which have been distributed during the five (5) year period ending on the Determination Date from or accepted into this Plan or any plan in the Aggregation Group shall be included in determining the Present Value of Accrued Benefits:

                              (I)  Unrelated Transfers
                         accepted into the Plan or any plan
                         in the Aggregation Group after
                         December 31, 1983 shall not be
                         included.

                                (II)  Unrelated Transfers
                         accepted on or before December 31,
                         1983 and all Related Transfers
                         accepted at any time into the Plan
                         or any plan in the Aggregation
                         Group shall be included.

                                (III)  Unrelated Transfers
                         made from the Plan or any plan in
                         the Aggregation Group shall be
                         included.

                               (IV)  Related Transfers made
                         from the Plan or any plan in the
                         Aggregation Group shall be included
                         by the transferor plan (but shall
                         be counted by the accepting plan).

                      The accrued benefit of any individual
               who has not received any Compensation
               from an Employer maintaining the Plan
               (or a business which with the Employer
               is an Affiliate) at any time during the
               five (5) year period ending on the
               Determination Date shall be excluded in
               computing the Present Value of Accrued
               Benefits.

            (g)  "Related Plan" means any other defined
        benefit plan or a defined contribution plan (as defined in Section 415(k) of the Code) maintained by an Employer or other Affiliate, respectively called a "Related Defined Benefit Plan" and a "Related Defined Contribution Plan".

            (h) "Related Transfer" means a rollover or a plan-to plan transfer which is either not initiated by the Employee or is made between plans each of which is maintained by an Employer or an Affiliate.

            (i)  A "Top Heavy Aggregation Group" means
        the Aggregation Group in any Plan Year for which, as of the Determination Date, the sum of the present Values of Accrued Benefits for Key
        Employees under all plans in the Aggregation Group exceeds sixty percent (60%) of the sum of the Present Values of Accrued Benefits for all employees under all plans in the Aggregation
        Group; provided that, for purposes of determining the sum of Present Values of Accrued Benefits for all employees, there shall be excluded the Present
        Values of Accrued Benefits of any Non-Key Employee who was a Key Employee for any Plan Year preceding the Plan Year that contains the Determination
        Date. For purposes of applying the special rules herein with respect to a Super Top Heavy Plan, a Top Heavy Aggregation Group will also constitute a "Super Top Heavy Aggregation Group" if in any Plan
        Year as of the Determination Date, the sum of the Present Values of Accrued or Key Employees under all plans in the Aggregation Group exceeds ninety percent (90%) of the sum of the Present Values of Accrued Benefits for all employees under all plans in the Aggregation Group.

             (j)  "Top Heavy Plan" means the Plan in any
        Plan Year which it is a member of a Top Heavy
        Aggregation Group, including a Top Heavy
        Aggregation Group consisting solely of the Plan.
        For purposes of applying the rules herein with respect to a Super Top Heavy Plan, a Top Heavy
        Plan will also constitute a "Super Top Heavy Plan" if the Plan in any Plan Year is a member of a Super Top Heavy Aggregation Group consisting solely of the Plan.

              (k) "Unrelated Transfer" means a rollover or a plan-to-plan transfer which is both initiated by the Employee and (a) made from a plan maintained by an Affiliate to a plan maintained by an Employer which is not an Affiliate or (b) made to a plan maintained by an Affiliate from a plan maintained by an Employer which is not an Affiliate.

     15.3  Special Top Heavy Provisions.  For each Plan
Year in which the Plan is a Top Heavy Plan, the following rules shall apply, except that the special provisions of this Section 15.3 shall not apply with respect to any employee who is covered by a collective bargaining agreement between employee representatives and one or more Employers unless participation by such employee in the Plan has been agreed to by the parties to such agreement.

             (a)  Minimum Employer Matching Contributions.

                    (i)  In any Plan Year in which the Plan
               is a Top Heavy Plan, the Employers shall make additional Employer Contributions to the Plan as necessary for each Member who is employed on the last day of the Plan Year and who is a Non-Key Employee to bring the amount of each Member's Aggregate Employer Matching Contributions for the Plan Year up to at least three percent (3%) of each Member's Compensation, or if the Plan is not required to be included in an aggregation group in order to permit a defined benefit plan in the Aggregation Group to satisfy the requirements of Section 401(a)(4) or Section 410 of the Internal Revenue Code, such lesser amount as is equal to the largest percentage of a Key Employee's Compensation (as limited in accordance with Section 15.3(c)) allocated to the Key Employee as Aggregate Employer Contributions.

                 (ii)  Notwithstanding Section
               15.3(a)(1), if there is a Related Defined
               Benefit Plan in the Aggregation Group, if a Non-Key Employee participates in both the Plan and a Related Defined Benefit Plan and

                        (A)  if the Related Defined Benefit
                    Plan provides the minimum benefit
                    required under Code Section 416(c)(1)
                    for the Non-Key Employee, then no
                    minimum Employer Contribution shall be
                    required under this Section 15.3(a).

                         (B)  if the Related Defined Benefit
                    Plan does not provide the minimum
                    benefit required under Code Section
                    416(c)(1) for the Non-Key Employee, then the minimum Aggregate Employer Contribution under this Section 15.3(a) shall be five percent (5%) of such Non-Key Employee's Compensation.

                  (iii)  For purposes of determining
               whether a Non-Key Employee is a Member
               entitled to have minimum Employer
               Contributions made for such Member, a Non-Key
               Employee will be treated as a Member even if he is not otherwise a Member (or accrues no benefit) under the Plan because:

                         (A)  such Member has failed to
                    complete the requisite number of Hours
                    of Service (if any) after becoming a
                    Member in the Plan,

                          (B)  such Member is excluded from
                    participation in the Plan (or accrues no benefit) merely because his compensation is less than a stated amount, or

                          (C)  such Member is excluded from
                    participation in the Plan (or accrues no benefit) merely because of a failure to make mandatory employee contributions or, if the Plan is a Plan described in
                    Section 401(k) of the Code, because of a failure to make elective 401(k) contributions.

           (b)  Vesting.  For each Plan Year in which
       the Plan is a Top Heavy Plan and for each Plan
       Year thereafter, the vesting schedule under the Plan shall be not less favorable than three (3) year cliff vesting under which each Member shall be zero percent vested in the Employer
       Contributions Account until such Member has three
       (3) years of Service after which a Member shall be 100% vested in such Account; provided that this vesting schedule shall not apply to the Accrued
       Benefit of any Member who does not have an Hour of Service in or after a Plan Year in which the Plan is Top Heavy.

          (c) Compensation.  For any Plan Year
      beginning before January 1, 1989, in which this Plan is deemed to be a top-heavy plan the definition of annual compensation contained in paragraph 15.2(d) shall exclude amounts in excess of $200,000. For any Plan Year beginning on or after January 1, 1989 annual compensation shall exclude amounts in excess of the limitation under IRC Section 401(a)(17) (i.e., $170,000 at January
      1, 2000 as thereafter adjusted for the cost of living).

           (d)  Top Heavy Limitations.

                   (i)  In computing the limitations under
               Section 4.3 hereof, if the Plan is a Top
               Heavy Plan and is not a Super Top Heavy Plan, the special rules of Section 416(h) of the Internal Revenue Code shall be applied in accordance with applicable regulations and rulings so that

                       (A)  in determining the denominator
                    of the Defined Contribution Plan
                    Fraction and the Defined Benefit Plan
                    Fraction, at each place at which "1.25"
                    would have been used, "1.00" shall be
                    substituted and

                       (B)  in determining the numerator
                    of the transition fraction described in
                    Section 415(e)(6)(B) of the Internal
                    Revenue Code by substituting $41,500 for $51,875 unless the special requirements of Section 416(h)(2) of the Internal Revenue Code have been satisfied.

                     (ii)  In computing the limitations under
               Section 4.3 hereof, if the Plan is a Super
               Top Heavy Plan, the special rules of Section
               416(h) of the Code shall be applied in
               accordance with applicable regulations and rulings so that

                         (A)  in determining the denominator
                    of the Defined Contribution Plan
                    Fraction and the Defined Benefit Plan
                    Fraction, at each place at which "1.25"
                    would have been used, "1.00" shall be
                    substituted and

                           (B)  in determining the numerator
                    of the transitional fraction described
                    in Section 415(e)(6)(B) of the Internal
                    Revenue Code, $41,500 shall be
                    substituted for $51,875.

          (e)  Terminated Plan.  If the Plan becomes a
      Top Heavy Plan after it has formally been terminated, has ceased crediting for benefit accruals and vesting and has been or is distributing all plan assets to Members and their beneficiaries as soon as administratively feasible or if a terminated plan has distributed all benefits of Members and their beneficiaries, the provisions of Section 15.3 shall not apply to the Plan.

           (f)  Frozen Plans.  If the Plan becomes a Top
      Heavy Plan after contributions have ceased under the Plan but all assets have not been distributed to Members or their beneficiaries, the provisions of Section 15.3 shall apply to the Plan.

     15.4 Effect of Change in Applicable Legislation or Regulation. In the event that Congress should provide by statute or the Secretary of the Treasury should provide by regulation a ruling, that the provisions of this Article XV are no longer necessary for the Plan to meet the requirements of Section 401(a) or other applicable provisions of the Code, such limitations shall become void and shall no longer apply, without the necessity of further amendment to the Plan.